SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 6, 2003

TRIAD HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29816	75-2816101
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On November 6, 2003, Triad Hospitals, Inc. (the “Company”) issued a press release announcing the pricing and increase in size of its private placement of Senior Subordinated Notes due 2013. A copy of the press release is furnished herewith and incorporated herein by reference.

On November 12, 2003, the Company issued a press release announcing that it had closed on the sale of $600 million aggregate principal amount of 7% Senior Subordinated Notes due 2013 and had repurchased approximately 99% of the $325 million outstanding principal amount of its 11% Senior Subordinated Notes due 2009. A copy of the press release is furnished herewith and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

	99.1	Press release issued by the Company on November 6, 2003, regarding the pricing and increase in size of its offering of Senior Subordinated Notes due 2013.

	99.2	Press release issued by the Company on November 12, 2003, regarding closing on the sale of 7% Senior Subordinated Notes due 2013 and the repurchase of 11% Senior Subordinated Notes due 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/S/ DONALD P. FAY
Donald P. Fay
Executive Vice President, Secretary and General Counsel

Date:  November 12, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on November 6, 2003, regarding the pricing and increase in size of its offering of Senior Subordinated Notes due 2013.

99.2	Press release issued by the Company on November 12, 2003, regarding closing on the sale of 7% Senior Subordinated Notes due 2013 and the repurchase of 11% Senior Subordinated Notes due 2009.

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